UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 10, 2006

Date of Report

iBroadband, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0464894 (I.R.S. Employer Identification No.)	14286 Gillis Rd. Farmers Branch, TX (Address of principal executive offices)
Issuer's telephone number: (972) 458-0909	75244 (Zip Code)
None (Former name of former address, if changed since last report)	000-51918 (Commission File Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On November 7, 2006, iBroadband, Inc. and its subsidiaries ("the Company") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Laurus Master Fund, Ltd. ("Laurus Funds") pursuant to which the Company issued and sold to Laurus Funds (i) two promissory notes (the “Notes”), one a Secured Term Note (the "Secured Term Note") in the principal amount of $2.5 million and the other a Secured Non-Convertible Term Note (the “Secured Non-Convertible Term Note”) in the additional principal amount of $2.5 million, and (ii) a warrant (the "Warrant") to purchase up to 4,000,000 shares of the Company's common stock, par value $0.001 per share.  Each of the Notes has a three-year term and bears an interest rate equivalent to the "prime rate" published by the Wall Street Journal from time to time plus 2.0%, subject to a floor of 10% per annum.

The financing transaction closed on November 8, 2006 (“Closing Date”), and the proceeds from the Secured Term Note were released to the Company. Net proceeds to the Company from the financing, after payment of fees and expenses to Laurus Funds and certain third parties, were $2,208,500. Of such net proceeds (i) $1,000,000 was utilized by the Company for the acquisition from bankruptcy of the assets of Cedar Valley Communications, Inc., a competitive local exchange carrier based in Athens, Texas, (ii) $251,015 was utilized to retire the senior secured debt of the Company, and (iii) the balance will be utilized for general working capital and operational purposes. The funds from the Secured Non-Convertible Term Note, $2,500,000, were released and deposited by Laurus Funds into a Restricted Account (the “Restricted Account”) at North Fork Bank (the “Bank”) to be released to the Company under the terms and conditions of a Restricted Account Side Letter (the “Restricted Account Side Letter”). Pursuant to those terms and conditions, the Company may request that Laurus Funds direct the Bank to release all or any portion of the amounts contained in the Restricted Account following (or in connection with) the consummation of an acquisition by the Company or any of its subsidiaries.  Any such release shall be subject (in all respects) to Laurus Funds’ evaluation of all factors that it considers (in its sole discretion) relevant at the time of such requested release, including its determination (i) of the relative benefit of such acquisition to the Company and (ii) of the overall performance (financial or otherwise) of the Company at such time.  Laurus Funds shall not be under any obligation to release any amount from the Restricted Account, and the release of such amounts shall be in Laurus Funds’ sole and absolute discretion.

The following describes certain material terms of the financing transaction with Laurus Funds. The description below is not a complete description of all terms of the financing transaction and is qualified in its entirely by reference to the agreements entered into in connection with the financing, which are attached as exhibits herto.

Notes Maturity Date and Interest Rate:  The Notes mature on November 7, 2009 (“Maturity Date”) absent earlier redemption by the Company, as described below. As mentioned above, annual interest on the Notes is equal to the "prime rate" published in the Wall Street Journal from time to time, plus two percent (2.0%), provided that, such annual rate of interest may not be less than ten percent (10%) nor more than fourteen percent (14%).

Payment of Interest and Principal:  Interest on the Secured Term Note is payable monthly, in arrears, on the first day of each month during its term, commencing December 1, 2006.  Amortizing payments of the aggregate principal amount outstanding shall be made by the Company on May 1, 2007 and on the first business day of each succeeding month thereafter throughout the term of the Secured Term Note.  Interest on the Secured Non-Convertible Term Note is payable monthly, in arrears, on the first day of each month during its term, commencing December 1, 2006.  Amortizing payments of the aggregate principal amount outstanding under the Secured Non-Convertible Term Note at any time and not contained in the Restricted Account shall be made by the Company on the first business day of each month after such time as such funds are released from the Restricted Account through and including the Maturity Date.  All outstanding principal amounts of the Notes together with any accrued and unpaid interest shall be due and payable on the Maturity Date.

Warrant Terms:  Laurus Funds is entitled to purchase at any time a total of 4,000,000 of fully paid and nonassessable shares of the Company’s common stock at the price per share of $0.001.

Restrictions on Exercise of Warrant:  Notwithstanding anything to the contrary set forth above, Laurus Funds is not entitled to exercise the Warrant if such receipt of shares of common stock would cause Laurus Funds to be deemed to beneficially own in excess of 4.99% of the outstanding shares of the Company's common stock on the date of issuance of such shares. Such provision may be waived by Laurus Funds upon 61 days prior written notice to the Company.

Right to Redeem Note:  The Company has the option of prepaying the outstanding principal amounts of either of the Notes by paying an amount equal to 105% of the principal amount being redeemed at such time together with accrued but unpaid interest and any and all other sums due by giving at least seven (7) business days prior written notice of redemption to Laurus Funds.

Security of Notes: The Notes are secured by a security interest in substantially all of the assets of the Company and its subsidiaries pursuant to various security agreements and financing statements.

Registration Rights:  Pursuant to the terms of a Registration Rights Agreement (the “Registration Rights Agreement”) between Laurus Funds and the Company, the Company is obligated to file within 180 days of the Closing Date a registration statement registering 4,000,000 shares of the Company's common stock issuable upon exercise of the Warrant.

Each of the foregoing descriptions does not purport to be complete and is qualified in its entirety by the actual text of each such agreement, all of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Subsequent to receiving court approval, the Company on November 8, 2006 (“Closing Date”), through its wholly-owned subsidiary, iBroadband Networks, Inc., completed its purchase of all of the assets of Cedar Valley Communications, Inc. (“CVC”), a competitive local exchange carrier based in Athens, Texas. The aggregate purchase price was (i) $1,000,000 in cash paid on the Closing Date to Broadvox Limited LLC (“Broadvox”), which had been the holder and assignor to the Company of a senior security interest of all of the assets of CVC and an administrative expense claim pursuant to a debtor-in-possession financing facility made to CVC, and (ii) at an undetermined future date, the issuance to Broadvox of a number of the Company’s restricted common shares equal in value to the sum of $300,000. The value of such shares shall be made by using the average trading price per share of the Company’s common stock over the first consecutive 5-day trading period following the Closing Date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

The Company incurred a direct $5 million financial obligation through execution of the Notes. The Notes are secured by a first priority security interest on substantially all of the assets owned by the Company and its subsidiaries. In the event the Company defaults under the agreements with Laurus Funds, Laurus Funds may enforce its rights as a secured party and accelerate payments under the Notes, and the Company may lose all or a portion of its assets.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Company believes that the securities described in Item 1.01 are exempt from registration by virtue of Section 4(2) of the Securities Act of 1933 (the “Act”) and Regulation D Rule 506 promulgated thereunder. Laurus Funds is an "Accredited Investor" as defined in Rule 501 of Regulation D. Laurus Funds was afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the Company’s financial statements and Exchange Act reports. Laurus Funds had the opportunity to speak with the Company's management on several occasions prior to its investment decision.

The information contained in Item 2.01 of this Current Report is incorporated by reference into this Item 3.02. The Company believes that the securities when issued are exempt from registration by virtue of Section 4(2) of the Securities Act of 1933 (the “Act”) and Regulation D Rule 506 promulgated thereunder. Broadvox is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Act. Broadvox was afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the Company’s financial statements and Exchange Act reports. Broadvox had the opportunity to speak with the Company's management on several occasions prior to its investment decision.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this report on Form 8-K must be filed, in accordance with Item 9.01 (b)(4) of Form 8-K.

(b) Pro Forma financial information.

The pro forma financial information required by this item will be filed by amendment not later than 71 calendar days after the date that this report on Form 8-K must be filed, in accordance with Item 9.01 (b)(2) of Form 8-K.

(c) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated November 7, 2006 by and between Laurus Master Fund, Ltd. and iBroadband, Inc.
10.2	Secured Term Note dated November 7, 2006 issued by iBroadband, Inc. to Laurus Master Fund, Ltd.
10.3	Secured Non-Convertible Term Note dated November 7, 2006 issued by iBroadband, Inc. to Laurus Master Fund, Ltd.
10.4	Common Stock Purchase Warrant dated November 7, 2006 issued by iBroadband, Inc. to Laurus Master Fund, Ltd.
10.5	Restricted Account Side Letter dated November 7, 2006 agreed to by and between iBroadband, Inc. and Laurus Master Fund, Ltd.
10.6	Registration Rights Agreement dated November 7, 2006 by and between iBroadband, Inc. and Laurus Master Fund, Inc.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2006

iBroadband, Inc.

(Registrant)

By: /s/ Matthew Hutchins

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Title:  President/CEO

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